SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2009

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 20, 2009, Dendreon Corporation (the “Company”) announced that the U.S. Food and Drug Administration (FDA) provided written acknowledgement that the Company’s amended Biologics License Application (BLA) for PROVENGE® (sipuleucel-T) is a complete response to the letter received by the Company from the FDA in May 2007. In the May 2007 letter, the FDA requested additional clinical data in support of the efficacy claim contained in the Company’s BLA, as well as additional information with respect to the chemistry, manufacturing and controls section of the BLA. Dendreon is seeking licensure for PROVENGE for men with metastatic castrate-resistant prostate cancer (CRPC). The FDA has assigned a Prescription Drug User Fee Act (PDUFA) date of May 1, 2010, by which time it will respond to the amended BLA. See attached Exhibit 99.1 for the full text of the press release.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press release dated November 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ GREGORY T. SCHIFFMAN
Gregory T. Schiffman
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: November 23, 2009

EXHIBIT INDEX

Number	Description
99.1	Press release dated November 20, 2009.

4